AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation (a) has duly established two new classes of shares (each hereinafter referred to as a "Class") for one of the seven Series (hereinafter referred to as "Series") of capital stock of the Corporation and (b) has allocated Four Billion Two Hundred Million (4,200,000,000) shares of the Five Billion (5,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Forty Two Million ($42,000,000). As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                           Number of Shares  Aggregate Par Value

        Equity Income Fund                  1,155,000,000         $  11,550,000

        Value Fund                          1,190,000,000            11,900,000

        Real Estate Fund                       90,000,000               900,000

       Small Cap Value Fund                  620,000,000              6,200,000

        Equity Index Fund                     600,000,000             6,000,000

        Large Company Value Fund              395,000,000             3,950,000

        Mid Cap Value Fund                    150,000,000             1,500,000

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     850,000,000                $8,500,000
                                        Institutional                 75,000,000                   750,000
                                        Service                                0                         0
                                        R                             10,000,000                   100,000
                                        Advisor                      200,000,000                 2,000,000
                                        C                             20,000,000                   200,000

        Value Fund                      Investor                     900,000,000                $9,000,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                0                         0
                                        Advisor                      150,000,000                 1,500,000
                                        C                             20,000,000                   200,000
                                        A                             10,000,000                   100,000
                                        B                             10,000,000                   100,000
                                        C II                                   0                         0

        Real Estate Fund                Investor                      50,000,000                  $500,000
                                        Institutional                 20,000,000                   200,000
                                        Service                                0                         0
                                        Advisor                       20,000,000                   200,000

        Small Cap Value Fund            Investor                     400,000,000                 $4,000,000
                                        Institutional                 60,000,000                    600,000
                                        Service                                0                          0
                                        Advisor                      150,000,000                  1,500,000
                                        C                             10,000,000                    100,000

        Equity Index Fund               Investor                     100,000,000                 $1,000,000
                                        Institutional                500,000,000                  5,000,000

       Large Company Value Fund         Investor                     200,000,000                 $2,000,000
                                        Institutional                100,000,000                  1,000,000
                                        Service                                0                          0
                                        Advisor                       15,000,000                    150,000
                                        C                             10,000,000                    100,000
                                        R                             10,000,000                    100,000
                                        A                             50,000,000                    500,000
                                        B                             10,000,000                    100,000
                                        C II                                   0                          0

        Mid Cap Value Fund              Investor                      50,000,000                 $  500,000
                                        Institutional                 50,000,000                 $  500,000
                                        Advisor                       50,000,000                 $  500,000

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 21st day of Junel, 2004.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.



Name:  Anastasia H. Enneking                    Name:   Charles A. Etherington
Title:   Assistant Secretary                    Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  June 21, 2004
                                   --------------------------------------------
                                         Charles A. Etherington, Vice President